SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|  Definitive  Proxy  Statement

|_|  Definitive Additional Materials

|_|  Soliciting  Material  Pursuant  to  ss.240.14a-11(c) or ss.240.14a-12


                            HANOVER FOOD CORPORATION
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                     [HANOVER FOODS CORPORATION LETTERHEAD]



                                 August 10, 1998



Dear Hanover Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Hanover Foods Corporation (the "Company") to be held on September 10, 1998, at 4:00 p.m., at the offices of the Company at 1486 York Street, Hanover, Pennsylvania.

     At this meeting you are being asked to elect one director. Your Board urges you to support the Company's nominee by voting FOR Cyril T. Noel on the Company's white proxy card enclosed. Please read the attached proxy materials carefully to make the best informed decision possible.

     Also, enclosed is the Company's Annual Report to Shareholders which includes the Company's 1998 financial results. Your Company has accomplished a great deal the past year and we are excited about its prospects for the future. During fiscal year 1998, the Company achieved record levels of earnings and sales. We believe that the Company is positioned for continued success.

     Whether or not you expect to attend the Meeting in person, it is important that your shares be voted at the Meeting. I urge you to complete and sign the enclosed white proxy card and return it promptly in the envelope provided.

     Thank you for your continued support and interest in Hanover Foods Corporation.

                                 Sincerely,



                                 John A. Warehime
                                 Chairman, President and Chief Executive Officer

                            HANOVER FOODS CORPORATION
                                1486 YORK STREET
                           HANOVER, PENNSYLVANIA 17331

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 10, 1998

                                   ----------



To the Shareholders of Hanover Foods Corporation:

     The 1998 Annual Meeting of Shareholders (the "Meeting") of Hanover Foods Corporation (the "Company") will be held on September 10, 1998, at 4:00 p.m., prevailing time, at the offices of the Company, 1486 York Street, Hanover, Pennsylvania, for the purpose of considering and acting upon the following:

     1. To elect one Class A director to hold office for a term of four years and until his successor is duly elected and qualified, as more fully described in the accompanying Proxy Statement; and

     2. To transact such other business as may properly come before the Meeting.

     Only shareholders of record at the close of business on July 31, 1998, are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

     If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED WHITE PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 By Order of the Board of Directors



                                 John A. Warehime
                                 Chairman, President and Chief Executive Officer



Hanover, Pennsylvania
August 10, 1998

                            HANOVER FOODS CORPORATION
                                1486 YORK STREET
                           HANOVER, PENNSYLVANIA 17331
                                 (717) 632-6000

                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                   ----------


     The accompanying proxy is solicited by the Board of Directors of Hanover Foods Corporation (the "Company") for use at the 1998 Annual Meeting of Shareholders (the "Meeting") to be held on September 10, 1998 at 4:00 p.m., prevailing time, at the offices of the Company, 1486 York Street, Hanover, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about August 10, 1998.

     The only matter to be considered and voted upon at the Meeting is the election of one Class A director for a term of four years and until his successor is elected and shall qualify. The Board of Directors has nominated Cyril T. Noel for election as a director of the Company. Mr. Noel has served on the Company's Board of Directors since 1985. Michael A. Warehime, a shareholder of the Company, has nominated G. Steven McKonly for election as a director.

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or fax machine by officers, directors or employees of the Company, without additional compensation. Total expenditures for the solicitation of proxies (including fees of attorneys, accountants, public relations or financial advisors, printing, transportation and other costs incidental to the solicitation) are estimated to be $25,000, and total cash expenditures to date have been approximately $22,000. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Class A and Class B Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.

     Only shareholders of record, as shown on the transfer books of the Company, at the close of business on July 31, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 290,860 shares of Class A Common Stock outstanding, 426,766 shares of Class B Common Stock outstanding and 10,000 shares of Series C Convertible Preferred Stock outstanding. The Class A Common Stock, the Class B Common Stock and the Series C Convertible Preferred Stock are collectively referred to herein as the "Capital Stock." On the Record Date, the Company also had 8,496 shares of non-voting Series A Preferred Stock and 16,268 shares of non-voting Series B Preferred Stock outstanding, all of which is currently convertible into Class A Common Stock.

     White proxy cards in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the enclosed white proxy card will vote all shares of Capital Stock "for" the election of the nominee for director hereinafter named. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder who submits a proxy has the power to revoke it by, among other methods: (i) giving written notice to the Secretary of the Company at any time before the proxy is voted; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Meeting and giving the Secretary notice of such shareholder's intention to vote in person.

     The presence, in person or represented by proxy, of the holders of a majority of all votes entitled to be cast with respect to each class of Capital Stock will constitute a quorum for the transaction of business at the Meeting. All shares of the Company's Capital Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

     With respect to the election of directors, each share of Class A Common Stock shall be entitled to one-tenth (1/10) of a vote per share, each share of Class B Common Stock shall be entitled to one vote per share and each share of Series C Convertible Preferred Stock shall be entitled to thirty-five votes per share. The shares of Class A Common Stock and the shares of Class B Common Stock shall vote together with the shares of Series C Convertible Preferred Stock as a single class of stock, and not as separate classes, in connection with the election of directors. The election of directors will be determined by a plurality vote and the nominee receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares of Class B Common Stock cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     As used in this Proxy Statement, fiscal 1998 refers to the fiscal year ended May 31, 1998, fiscal 1997 refers to the fiscal year ended June 1, 1997, and fiscal 1996 refers to the 12 months ended June 2, 1996.


                      BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Capital Stock by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company's Capital Stock; (ii) each of the Company's directors and the nominee for director; (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Officers"); and (iv) the Company's directors, nominee for director and executive officers as a group. Except as otherwise indicated, the beneficial owners of the Capital Stock listed below have sole investment and voting power with respect to such shares.


                                                                          Shares
FIVE PERCENT SHAREHOLDERS                                          Beneficially Owned (1)
                                                            ---------------------------------
                                                             Class       Number    % of Class
                                                            ---------------------------------

Common Stock
------------
J. William Warehime .....................................   Common A       8,284     2.8%
257 Frederick Street                                        Common B      78,408    18.4
Hanover, PA 17331


Elizabeth W. Stick ......................................   Common A      15,002     5.2
35 Peyton Road                                              Common B      44,244    10.4
York, PA 17403


Centre Foods Enterprises, Inc. ..........................   Common A      19,607     6.7
120 Paul Street                                             Common B          --      --
Hanover, PA 17331


Meta L. Frey ............................................   Common A       3,872     1.3
425 Westminster Avenue, Cottage 22                          Common B      27,720     6.5
Hanover, PA 17331


Heartland Advisors, Inc(2) ..............................   Common A      50,500    17.4
790 North Milwaukee Street                                  Common B          --      --
Milwaukee, WI 53202


Alan A. Warehime Testamentary Trust A(3) ................   Common A          --      --
Farmers Bank                                                Common B      39,828     9.3
c/o Dauphin Deposit Bank
13 Baltimore Street
Hanover, PA 17331


Alan A. Warehime Testamentary Trust B(4) ................   Common A          --      --
Farmers Bank                                                Common B      76,165    17.8
c/o Dauphin Deposit Bank
13 Baltimore Street
Hanover, PA 17331


Series C Preferred Stock
------------------------
Hanover Foods Corporation 401(k) Savings Plan Trust (5)..   Common A          --      --
1486 York Street                                            Common B          --      --
Hanover, PA 17331                                           Preferred C   10,000   100.0



                                        (Footnotes begin on the following page.)

                                                                               Shares Beneficially Owned (1)
                                                                         --------------------------------------
                                                                          Class          Number     % of Class
                                                                         --------------------------------------
DIRECTORS AND NAMED OFFICERS (6)(8)


John A. Warehime(7)(10)................................................  Common A             44           *
                                                                         Common B        175,748        41.2%

Clayton J. Rohrbach, Jr. (8)(9)........................................  Common A             88           *
                                                                         Common B             --          --

Cyril T. Noel (8)(9)(10)(11)...........................................  Common A            301           *
                                                                         Common B             --          --
                                                                         Preferred A         272           *
                                                                         Preferred B         360           *

T. Edward Lippy........................................................  Common A            385           *
                                                                         Common B             --          --

Arthur S. Schaier(8)(9)................................................  Common A            500           *
                                                                         Common B             --          --

James G. Sturgill, CPA, CVA............................................  Common A             --          --
                                                                         Common B             --          --

James A. Washburn......................................................  Common A             --          --
                                                                         Common B             --          --

Gary T. Knisely, Esq(11)...............................................  Common A          1,688           *
                                                                         Common B             --          --
                                                                         Preferred A          16           *
                                                                                                           -

Pietro D. Giraffa, Jr..................................................  Common A             --          --
                                                                         Common B             --          --

Edward L. Boeckel, Jr..................................................  Common A             --          --
                                                                         Common B             --          --

Alan T. Young..........................................................  Common A             --          --
                                                                         Common B             --          --

All directors and executive officers as a group (total of 11)(8)(12)...  Common A          3,006         1.0
                                                                         Common B        175,748        41.2
                                                                         Preferred A         288         4.4
                                                                         Preferred B         360         2.2
                                                                         Preferred C      10,000       100.0

*    Less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within

     60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  As reported by Heartland Advisors,  Inc.  ("Heartland") in Amendment Two to
     Schedule 13G dated January 27, 1998. Heartland reported sole voting and sole dispositive power with respect to the shares held. Such shares are held in investment advisory accounts of Heartland. The interests of one such account, Heartland Value Fund, relates to more than 5% of the class.

(3) Includes shares held by the Alan A. Warehime Testamentary Trust A. Voting and dispositive power with respect to such shares is shared by the five trustees, each of whom has one vote. A majority vote of such individuals is required to vote or dispose of such shares. Trustees of such trust include John A. Warehime, Chairman, President and Chief Executive Officer of the Company, Cyril T. Noel, a director of the Company, Sally Yelland, Michael Warehime and the Dauphin Deposit Bank. See also Footnote 10 below.

(4) Includes shares held by the Alan A. Warehime Testamentary Trust B. Voting and dispositive power with respect to such shares is shared by the five trustees, each of whom has one vote. A majority vote of such individuals is required to vote or dispose of such shares. Trustees of such trust include John A. Warehime, Chairman, President and Chief Executive Officer of the Company, Cyril T. Noel, a director of the Company, Sally Yelland, Michael Warehime and the Dauphin Deposit Bank. See also Footnote 10 below.


(5) The Hanover Foods Corporation 401(k) Savings Plan ("401(k) Plan") may be deemed to beneficially own the shares held by such plan. The Series C Preferred Stock is currently convertible into shares of the Class A Common Stock on a one for one basis. The trustees of such plan are Directors Noel, Rohrbach and Schaier. See Footnote 9 below.

(6)  The address of the Directors and Named Officers is that of the Company.

(7) Includes 44,730 shares (10.5% of the Class B Common Stock) held directly as well as 15,025 shares (3.5% of the Class B Common Stock) held by the Alan Warehime Trust pursuant to a Voting Trust Agreement dated December 1, 1988 which expires on December 1, 1998. Mr. Warehime has sole voting and no dispositive power with respect to the shares held by the trust.

(8) Does not include 590 shares of the Company's Class B Common Stock and 3,422 shares of the Company's Class A Common Stock held by John R. Miller, Jr. which are subject to the April 22, 1997 Voting Agreement. This Voting Agreement provides that John Miller, Jr. will vote all shares of the Company's common stock, which he is entitled to vote as directed by the Board of Directors, provided Clayton J. Rohrbach, Jr., Arthur S. Schaier and Cyril T. Noel, or a majority of them, vote in favor of the matter.

(9) Excludes 10,000 shares of the Series C Preferred Stock held by the 401(k) Plan Trust. In their capacity as co-trustees of such plan, Directors Noel, Rohrbach and Schaier have shared voting and dispositive power over the 10,000 shares held by the 401(k) Plan Trust. Shares held by the 401(k) Plan Trust are voted by a majority of the plan trustees. Mr. Noel has indicated his intention to abstain from voting as he is a nominee for election as a director. The Series C Preferred Stock is convertible into Class A Common Stock on a one for one basis.

(10) Includes 115,993 (27.0% of the Class B Common Stock) shares held by the Alan Warehime Testamentary Trusts A and B. These shares are voted by the five trustees of the Alan A. Warehime Testamentary Trusts. John Warehime and Cyril T. Noel are two of the trustees of such trust. See Footnotes 3 and 4 above.

(11) Shares of Series A or B Preferred Stock are convertible into Class A Common Stock on an equitable basis. The current conversion ratio is 3.1 shares of Series A or B Preferred Stock to one share of Class A Common Stock. Such conversion ratio is subject to change based upon current book value of the Class A Common Stock.

(12) Includes 10,000 of Series C Preferred Stock held by the 401(k) Plan Trust for the benefit of Plan participants. See footnote 5 and 9 above.

                              ELECTION OF DIRECTORS

     The Company's Amended and Restated By-laws (the "By-laws") provide that the Board of Directors shall consist of not less than seven and not more than fifteen directors, with the exact number fixed by the Board of Directors. The Board has fixed the number of directors at seven. The Amended and Restated
Articles of Incorporation and amendments thereto (the "Articles of Incorporation") of the Company provide that the Board of Directors shall be divided into four classes, having staggered terms of office, which are as equal in number as possible, and that the members of each class of directors are to be elected for a term of four years or until their successors are elected and shall qualify. Holders of Class A and B Common Stock are not permitted to cumulate their votes for the election of directors. The Company has interpreted the provisions of its Articles of Incorporation not to permit cumulative voting by the holders of the Series C Preferred Stock.

     At the Meeting, shareholders will elect one Class A director to serve for a term of four years and until his successor is elected and qualified. Unless directed otherwise, the person named in the enclosed white proxy card intend to vote such proxy "for" the election of the listed nominee or, in the event of inability of the nominee to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy. The Board has no reason to believe that the nominee will not be a candidate or will be unable to serve.

     The following table sets forth information, as of the Record Date, concerning the Company's directors and nominee for election to the Board of Directors. Mr. Noel, a current director, was nominated by the Board of Directors and has served as a director of the Company since 1985. The nominee has consented to being named in the Proxy Statement and to serve if elected.

                                                                       Director    Term
         Name                         Age(1)  Position                  Since     Expires
------------------------------------  ------  ---------------------    --------   -------
                                          Nominee
                                          -------

Cyril T. Noel ......................    73    Director                   1985       2002

                               Directors Remaining in Office
                               -----------------------------

Clayton J. Rohrbach, Jr.............    78    Director                   1984       1999

James G. Sturgill, CPA, CVA.........    57    Director                   1994       1999

Arthur S. Schaier...................    56    Director                   1994       2000

T. Edward Lippy ....................    68    Director                   1994       2000

John A. Warehime....................    60    Chairman of the Board      1985       2001

James A. Washburn...................    48    Director                   1996       2001

(1)  Age as of Record Date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT FOR DIRECTOR OF THE COMPANY.

     The following information about the Company's directors and nominee for director is based, in part, upon information supplied by such persons.

     John A. Warehime has served as Chairman of the Board and Chief Executive Officer of the Company since 1989 and as a Director of the Company since 1985. Mr. Warehime has 47 years' experience in the food processing industry.

     Clayton J. Rohrbach, Jr. is currently retired. Prior to his retirement, Mr. Rohrbach was employed at CPC International, a large New York Stock Exchange traded food company located in Englewood Cliffs, New Jersey, from 1984 through 1985 as Vice President of Marketing.

     James G. Sturgill, CPA, CVA, has been the Managing Partner at Sturgill & Associates, LLP, a public accounting firm headquartered in Westminster, Maryland, since 1993. Prior to 1993, he was employed at Sturgill, Rager & Lehman, a firm located in Westminster, Maryland from 1980 to 1993.

     Arthur S.  Schaier  has been a  shareholder,  Vice  President  and  General
Manager of Earnhardt's Dodge, Inc., a car dealership located in Gilbert, Arizona, since 1981.

     T. Edward Lippy has been the Vice President of Lippy Brothers, Inc., a family farming company located in Hampstead, Maryland, since 1994. Mr. Lippy currently serves as a director for the following entities: Vice Chairman & Director of Farmers & Merchants Bank since 1989 and director of Ag First Farm Credit Bank since 1988. Additionally, Mr. Lippy, served as the Chairman of Baltimore Farm Credit Bank from 1990 through 1992 and as Chairman of the Farm Credit Council, Washington, D.C. from 1993 through 1997.

     James A. Washburn has been the Chairman and Chief Executive Officer of Park 100 Foods, a food manufacturing company, located in Tipton, Indiana, since 1991. Prior thereto, Mr. Washburn was the President and Chief Executive Officer of Hamilton Medaris Corporation and H.M.C. Transportation located in Fishers, Indiana.

     Cyril T. Noel is currently retired. Mr. Noel was the Vice President of Finance of the Company from 1985 through 1994. Mr. Noel has served on the Board from May 1983 until June 15, 1994 and from October 18, 1994 to the present.

Board of Directors, Committees and Attendance at Meetings

     The Board of Directors held six meetings during fiscal 1998. Each director attended 75% or more of the meetings of the Board and committees of which they were members during fiscal 1998.

     The Board of Directors has appointed a Compensation Committee to make recommendations to the Board of Directors concerning compensation for the Company's executive officers; and take such other actions as may be required in connection with the Company's compensation and incentive plans. During fiscal 1998, the Compensation Committee held one meeting. Members of the Compensation Committee include Directors Rohrbach and Schaier. The Report of the Compensation Committee is contained elsewhere herein.

     The Board of Directors also has appointed an Audit Committee to, among other things, review the Company's financial and accounting practices and policies and the scope and results of the Company's annual audit. The Audit Committee also recommends to the Board the selection of the Company's independent public accountants. Members of the Audit Committee include Directors, Noel, Lippy and Sturgill. The Audit Committee met twice during fiscal 1998.

     During fiscal 1998, the Company formed a Strategic Planning Committee. This committee is responsible for the evaluation of potential acquisition candidates and the formulation and implementation of the Company's Strategic Business Plan. Members of this Committee include Directors Lippy, Washburn and Sturgill. The Strategic Planning Committee met six times during fiscal 1998.

     The Board of Directors has not appointed a standing Nominating Committee. The function of nominating directors is carried out by the entire Board of Directors. Pursuant to the By-laws, a shareholder may nominate persons for election as director, provided that the shareholder (i) is a shareholder of record at the time of the nomination and is entitled to vote at the meeting of shareholders for the Board seat to which the nomination relates, and (ii) complies with the notice procedures of Article III, Section 3 of the By-laws. That section as currently in effect provides that the nominating shareholder must deliver notice of the nomination to the Company's Secretary not later than June 1 of the calendar year in which the meeting to elect the director or directors is to be held. The required notice must contain certain information including information about the nominee, as prescribed in the By-laws. The By-laws are subject to amendment from time to time.

Director Compensation

     During fiscal year 1998, each director of the Company was paid an annual retainer of $12,000 payable in equal monthly installments of $1,000. Board Members also receive a fee of $1,500 for each quarterly Board meeting attended in person and $750 for each quarterly Board meeting which the director participated in by telephone. Directors are paid $1,000 for each special Board meeting attended in person and $500 for each special Board meeting which the director participated in by telephone. In addition, an annual fee of $1,000 per year was paid for service as a committee chairman. Committee members also received a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting which the director participated in by telephone.

     In addition, the Company has entered into a consulting agreement with James Sturgill, a director of the Company. See "Certain Relationships and Related Transactions."

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities during the past three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                     Annual Compensation
                                                   ---------------------------------------------------------       -----------------
           Name and                                Fiscal                                       Other Annual            All Other
      Principal Position                            Year          Salary           Bonus        Compensation          Compensation
-------------------------------------------        ------        --------         --------      ------------       -----------------
John A. Warehime ..........................         1998         $578,000         $584,000         $39,753(1)      $580,888(2)(4)(6)
Chairman and ..............................         1997          633,348          625,000          86,269          389,120
Chief Executive Officer ...................         1996          650,000              -0-          62,146          332,983


Gary T. Knisely ...........................         1998         $192,500         $ 96,250           $ -0-         $ 69,500(3)(4)(6)
Executive V. President, ...................         1997          171,250          175,000             -0-           54,729
Secretary & Counsel .......................         1996          129,900              -0-             -0-            7,191


Clement A. Calabrese (5) ..................         1998         $154,000         $154,000           $ -0-            $ -0-
V.P. Sales & ..............................         1997          140,969          180,000             -0-              -0-
Trade Marketing ...........................         1996           67,346              -0-             -0-              -0-


Alan T. Young .............................         1998         $126,764         $ 63,420           $ -0-         $  9,500(4)(6)
V.P. - Purchasing & .......................         1997          115,240          115,240             -0-            5,762
Transportation ............................         1996          113,800              -0-             -0-            6,424


Pietro D. Giraffa, Jr .....................         1998         $120,000         $ 60,000           $ -0-         $  9,500(4)(6)
V.P. - Controller .........................         1997           95,000           95,000             -0-            4,472
                                                    1996           89,948              -0-             -0-            4,458

----------

(1) Includes legal and accounting fees in the amount of $35,564 and other perquisites paid pursuant to the June 12, 1995 Employment Agreement including the value of a company car and country club dues totaling $4,189. See "Employment Agreements and Change in Control Severance Agreement."

(2) Includes the Company's payment for premiums of $160,388 for split-dollar life insurance policy for Mr. Warehime and the accrual of $411,000 to reflect supplemental pension benefits to be paid pursuant to Mr. Warehime's Employment Agreement dated June 12, 1995, as amended February 13, 1997.

(3) Includes the Company's accrual of $60,000 to reflect supplemental pension benefits to be paid pursuant to Mr. Knisely's Employment Agreement, dated January 23, 1997.

(4) Includes the Company's matching contributions pursuant to the 401(k) Plan made to the accounts of Messrs. Warehime, Knisely, Young and Giraffa in the amount of $9,500, $9,500, $9,500 and $9,500, respectively.

(5) Mr. Calabrese resigned his position with the Company, effective June 18, 1998.

(6)  Excludes   payments  made  to  such  individuals  in  connection  with  the termination of the Pension Plan. See "Pension Plan" herein.

     The Company did not grant any options to the Named Officers during fiscal 1998.

Pension Plan

     On January 23, 1997, the Board of Directors took action to terminate its Pension Plan, effective April 15, 1997. The accrued benefits due to the participants was calculated as of August 31, 1992, due to previous Board action to cease benefit accruals as of such date. On June 26, 1997, Internal Revenue Service issued a determination letter indicating that the termination of the Pension Plan does not adversely affect its qualification for federal tax purposes. The distribution of the plan assets was completed on September 17, 1997. Amounts distributed to the Named Officers, Messrs. Warehime, Knisely, Calabrese, Young and Giraffa, in connection with the termination of the Pension Plan were $414,086, $55,375, $0, $36,397, and $76,128, respectively.

401(k) Plan

     On April 2, 1990, the Company adopted a defined contribution benefit plan, known as the Company's 401(k) Savings Plan (the "401(k) Plan"). The 401(k) Plan was amended on June 5, 1992, April 4, 1994, April 28, 1995, July 25, 1997 and December 14, 1997 to read in its present form. Non-union, full-time domestic employees and those employees who are members of Local 56 of the United Food and Commercial Workers Union are eligible to participate after completion of one year of service. Each eligible employee has the option to defer up to 16% of his or her total annual cash compensation per year. As of December 31st of each year, the Company, at its discretion, may make matching contributions equal to one hundred percent of each participating employee's account for the first five percent of compensation deferred by each employee. These contributions may be made in cash, Company Stock, or a combination of cash and Company Stock. The 401(k) Plan provides various investment options. The 401(k) Plan provides for loans to plan participants but does not permit early withdrawals. Matching contributions made by the Company to the accounts of the Named Officers are included in the Summary Compensation Table contained previously herein.

Employment Agreements and Change in Control Severance Agreement

     On June 12, 1995, the Company entered into a five year employment agreement with its Chief Executive Officer, John A. Warehime, at an annual base salary of $650,000 with such compensation payable retroactively from April 1, 1994 (the "1995 Employment Agreement"). The 1995 Employment Agreement was amended on February 13, 1997 (the "Amended Employment Agreement") to, among other things, reduce the annual base salary payable under the agreement to $498,866, which modification was applied retroactively to April 1, 1994 (the effective date of the 1995 Employment Agreement) and modified the method of calculating bonuses payable to the employee under such agreement. As a result of these retroactive changes, Mr. Warehime is required to reimburse the Company for $83,024 in excess compensation previously paid to him through the deduction of such amount from annual base salary increases provided for under the terms of the Amended Employment Agreement and to waive accrued bonuses payable for fiscal 1997 under the 1995 Employment Agreement which would have equaled $2,250,000. The principal terms of Mr. Warehime's employment arrangements with the Company as amended by the Amended Employment Agreement are set forth below.

     The Amended Employment Agreement provides for annual increases (but not decreases) in the employee's annual salary equal to the greater of 5% of the prior year's salary or the annual percentage increase in the Consumer Price Index (CPI). Mr. Warehime's annual base salary for fiscal 1998 and 1997 was $578,000 and $550,000, respectively. Unless terminated by either party, the Amended Employment Agreement automatically renews annually on each anniversary date so that five years always remain on the term of the agreement. In the event the employee is terminated without cause, or in the event the employee terminates his employment after a reduction (without his written consent) of his duties or authority, compensation or similar events, the Amended Employment Agreement provides for the payment of the salary and bonus (including all other benefits) over the remaining term of the agreement. In the event of termination due to death or disability, the Amended Employment Agreement provides for the same payment to the employee (or in the event of the death of the employee, his spouse or descendants) for one year and thereafter the payment of supplemental pension benefits as described below. In addition, the Amended Employment Agreement provides for the reimbursement by the Company of the employee's legal and accounting fees up to $75,000 per year and reasonable business expenses incurred by the employee in connection with the business of the Company. The Amended Employment Agreement also provides the employee with various other benefits including the use of an automobile, disability and life insurance and a club membership.

     The annual bonus payable to the employee under the Amended Employment Agreement is equal to $100,000 plus 10% of the Company's pretax earnings over $5.0 million provided that no annual bonus is payable if pretax earnings of the Company are less than $5.0 million. The Amended Employment Agreement limits salary and the annual bonus payment described above to an aggregate of not more than $1.0 million annually. Annual bonuses can be paid in cash or Class A Common Stock at the option of the employee. For the years ended May 31, 1998, and June 1, 1997 and March 31, 1996, the bonus accrued under this agreement was $422,500, $450,000 and $ -0-, respectively.

     The Amended Employment Agreement also provides for the annual payment of a long-term performance bonus based upon the Company's performance over the prior five-year period as measured by its average sales growth and average increase in operating profits as compared to an industry peer group over the same period. The bonus payable is calculated based upon a formula matrix set forth in the Amended Employment Agreement, with such calculation performed by an independent management consulting firm retained by the Company. For the years ended May 31, 1998 and June 1, 1997, the long-term performance bonus accrued under this agreement was $162,000 and $175,000, respectively.

     The Amended Employment Agreement was revised effective as of August 1, 1997 to make certain clarifying changes and to require that bonus payments to Mr. Warehime in any taxable year in excess of $1.0 million would be subject to shareholder approval. At a meeting of the holders of the Class B Common Stock held on August 14, 1997, John A. Warehime, in his capacity as voting trustee of approximately 52% of the Class B Common Stock, approved such bonus payments.

     The Amended Employment Agreement provides for annual supplemental pension benefits, commencing upon the earlier of (a) five years after termination of the employee (or one year following his death or disability) or (b) the date of retirement, payable during the life of the employee and upon his death, for the life of his spouse. Such annual supplemental pension benefits are equal to 60% of average total compensation (including bonuses) over the latest three-year period prior to retirement, assuming retirement at age 65 or later. Supplemental pension benefits are reduced based upon an established formula to the extent the employee retires prior to age 65. The net present value of the cost of providing this future benefit is recognized by the Company over the remaining expected years of service. The expense recognized under this agreement was approximately $411,000, $350,000 and $295,000 for the years ended May 31, 1998 June 1, 1997, and March 31, 1996, respectively, and $67,000 for the nine-week period ended May 31, 1996.

     On January 23, 1997, the Company entered into a five-year employment agreement with Gary T. Knisely, Executive Vice President, Secretary and Counsel of the Company, at an annual salary of $175,000 with such compensation payable retroactively from June 1, 1996 (the "Knisely Agreement"). Unless terminated by either party, the Knisely Agreement automatically renews annually on each anniversary date so that five years always remain on the term of the agreement. The Knisely Agreement provides for annual salary increases (but not decreases) equal to the greater of 5% of the prior year's salary or the annual percentage increase in the CPI, as well as incentive bonuses and various other benefits. As of May 31, 1998, the aggregate liability of the Company under this agreement for the next five years is estimated to be $1,117,000, excluding annual performance bonuses. In the event the employee is terminated without cause, or in the event the employee terminates his employment after a reduction (without his written consent) of his duties or authority, compensation or similar events, the Knisely Agreement provides for the payment of the salary and bonus (including all other benefits) over the remaining term of the agreement. In the event of termination due to death or disability, the Knisely Agreement provides for the payment of salary and bonus (including all other benefits) to the employee (or his spouse or other descendants in the event of the employee's death) for the later of one year from the date of such termination or the death of the employee.

     The Knisely Agreement also provides for annual supplemental pension benefits equal to 60% of the employee's average annual compensation (including bonuses but excluding other benefits) over the three most recent fiscal years prior to the employee's termination if the employee is no longer employed by the Company and the employee has attained the age of 55. Such annual supplemental pension benefits are payable for the remainder of the lifetime of the employee. The net present value of the cost of providing this future pension benefit is recognized by the Company over Mr. Knisely's expected remaining years of service. The expense recognized for supplemental pension benefits under this agreement was approximately $60,000 and $47,000 for the years ended May 31, 1998 and June 1, 1997, respectively.

     The Company also entered into a change in control severance agreement with Alan T. Young which provides for termination compensation if Mr. Young's employment is terminated:

(i) involuntarily or (ii) voluntarily, following a reduction in base salary, duties and responsibilities, within 24 months of a change in control. A "change in control" shall be deemed to occur if John A. Warehime ceases to be Chief Executive Officer of the Company or ceases to have the power and authority of the Chief Executive Officer. Pursuant to the terms of this agreement, any payment due thereunder shall be made over a two year period no less frequently than monthly and all payments during any 12 month period shall not in the aggregate exceed the officer's total cash compensation (salary and bonus) received from the Company during fiscal 1997. Amounts paid to such officer during fiscal 1997 are included in the Summary Compensation Table.

     All payments made pursuant to this agreement are subject to the further conditions that: (i) the officer maintain the confidentiality of the Company's trade secrets, customer lists and other proprietary information of the Company;
(ii) for a period of two years following the termination of the officer, neither the officer or his employer or business associate shall not enter into or attempt to enter into any business relationship, solicit for employment or employ any person, employed by the Company or its affiliates at any time within six months prior to the officer's termination; and (iii) for a period of two years following the termination, the officer shall not directly or indirectly own, manage, operate, join or participate in any capacity, any entity which is primarily engaged in a business which competes with any significant business of the Company or its affiliates. If Mr. Young was terminated on May 31, 1998 under circumstances entitling him to severance payments pursuant to this agreement, the aggregate amount due to Mr. Young under this agreement was $380,368.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes, in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent beneficial shareholders were complied with during the year ended May 31, 1998.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1998, the Company and its subsidiaries, in the normal course of business, purchase and sell goods and services to related companies. The Company believes all of these transactions were completed on terms and conditions as available at the time for non-affiliates. These transactions are summarized below.

     During fiscal 1998, the Company was indebted to Warehime Enterprises, Inc., in connection with its 1988 purchase of a frozen food facility from such entity. The original purchase price was $7.5 million and was funded with a note from the Company. Pursuant to the terms of the note, effective March 1, 1993, the Company was required to make 20 quarterly principal payments of $125,000 and monthly interest payments. Interest was calculated at the greater of the prime rate or the applicable federal rate as determined by the Internal Revenue Service. On December 1, 1997, the Company made final payment on the note and took title to the property. On May 31, 1998, the Company was not indebted to Warehime Enterprises, Inc. J. William Warehime, a shareholder of the Company, and John A. Warehime, Chairman of the Company, own 44.4% and 14.8% of the outstanding stock of Warehime Enterprises, Inc., respectively.

     During fiscal 1998, the Company rented equipment from, ARWCO Company and Warehime Enterprises, Inc. The rental payments pursuant to such lease agreements totaled $33,000 during fiscal 1998. John A. Warehime, the Chairman of the Company, owns 33.3% of the outstanding stock of ARWCO Corporation. J. William Warehime, a shareholder of the Company, and John A. Warehime own 44.4% and 14.8% of the outstanding stock of Warehime Enterprises, Inc., respectively.

     During fiscal 1998, the Company stored raw potatoes at its Centre Hall, Pennsylvania plant for Snyder's of Hanover, Inc., Hanover, Pennsylvania, ("Snyder's"), for a total rental of $181,000. The following shareholders of the Company are over 5% shareholders of Snyder's who are also 5% or greater shareholders of the Company: J. William Warehime (13.7% shareholder of Snyder's), Jane Elizabeth Stick (7.0% shareholder of Snyder's) and John A.
and Patricia M. Warehime (7.2% shareholder of Snyder's).

     During fiscal 1998, the Company leased a two story farm house, adjoining one story guest house and adjoining ground located on Trolley Road, R.D. # 3, Hanover, Heidelberg Township, Pennsylvania, for customer housing and entertainment and temporary new employee housing from John A. and Patricia M. Warehime for a total of $56,000.

     During fiscal 1998, the Company purchased $304,000 of contracted vegetables from Lippy Brothers, Inc. T. Edward Lippy, a director of the Company, owns approximately 37.0% of the outstanding stock of Lippy Brothers, Inc.

     During fiscal 1997, the Company retained James G. Sturgill, CPA, CVA a director of the Company, as a financial consultant to provide financial and accounting services to the Company. During fiscal 1998, the Company paid Mr. Sturgill a total of $68,000 in consulting fees, including reimbursable expenses of $371.

     During fiscal 1998, the Company sold $4.4 million of frozen food products to Park 100 Foods, Tipton, Indiana. James A. Washburn, a director of the Company, owns approximately 80% of the outstanding stock of Park 100 Foods.

     During fiscal 1996, the Company repurchased 5,148 shares of Class B Common Stock from Cyril T. Noel and Frances L. Noel for $367,567. In connection with this transaction, the Company provided the Noels with a note to fund the repurchase price. During fiscal 1998, the Company paid $147,000 of principal and interest on this note.

Compensation Committee Report on Executive Compensation

     Hanover Foods has designed its executive compensation program to attract, motivate and retain talented executives. Toward this end, the executive compensation program provides:

     o A base salary program and benefits to attract and retain talented executives who demonstrate the qualities required in Hanover Food's business operations and who meet the Company's established goals and standards.

     o Annual incentive bonus payments that are highly variable based on the achievement of the Company's pre-tax earnings goals and pre-established individual goals. These incentive bonuses reward individuals whose performance contributes to achieving strategic and financial corporate objectives, which increase shareholder value. Additionally, the long-term component of the Chief Executive Officer's bonus is determined pursuant to a formula based on the Company's performance over the prior five years as compared to an industry peer group over the same period.

     The Company's officer compensation program is comprised of base salary, annual cash incentive compensation and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and a 401(k) plan. The Company seeks to be competitive with compensation programs offered by companies in the food processing industry and other companies of similar size located in its market area based on formal and informal surveys conducted by the Company.

     Base Salary. The Company has entered into employment agreements with Messrs. Warehime and Knisely pursuant to which they were entitled to receive annual base salaries of $578,000 and $192,500 during fiscal 1998, respectively. Pursuant to the terms of the employment agreements, such salaries are adjusted each year in accordance with the Consumer Price Index. The Board of Directors believes that the compensation levels established in the employment agreements were consistent with competitive practices for executives at this level based upon an evaluation performed on these employment agreements by an independent management consulting firm.

     The Company also entered into change in control severance agreements with Messrs. Calabrese and Young, which provide for severance payments to these officers in the event that they are terminated, voluntarily (following a reduction in base salary, duties and responsibilities) or involuntarily, in connection with a change in control of the Company. These agreements do not establish base salaries for such officers.

     The Compensation Committee decided on base salaries for Messrs. Calabrese, Young and Giraffa for fiscal 1998, in the amounts of $154,000, $126,764 and $120,000, respectively, (representing increases of 10%, 20% and 26%, respectively) and annual bonus amounts reflected in the Summary Compensation Table based upon fiscal 1997 performance of the Company and the individual.

     In arriving at these decisions, the Compensation Committee considered individual contributions during fiscal 1997 as well as annual performance reviews completed by supervising officers.

     Annual Incentive Compensation. Under his employment agreement, Mr. Warehime is entitled to receive an annual bonus if the Company's pre-tax earnings are $5.0 million or more. Such bonus is equal to $100,000 plus 10% of all pre-tax earnings over $5.0 million. Such bonus is limited to a maximum of $1.0 million per year. Mr. Warehime is also entitled to a long-term annual bonus based upon the Company's performance over the past five years as measured by its average sales growth percentage ("Sales Performance Index") and average percentage of operating profits to sales ("Profitability Index") as compared to the performance of companies in an industry peer group. The bonus amount is determined by a formula contained in Mr. Warehime's employment agreement as calculated by an independent management consulting firm retained by the Company.

     Annual cash bonuses of up to 50% of an officer's base salary are paid to the Company's officers, other than the Chief Executive Officer, based upon the Company's pre-tax earnings, such individual's contribution to the Company's earnings, and the achievement of certain individual performance goals established for each officer.

     Stock Options. The Company does not currently utilize stock options as a means of compensating its executive officers and key employees, however, the Compensation Committee may consider implementing an option plan in the future.

     Compensation of Chief Executive Officer. Pursuant to his employment agreement, Mr. Warehime's annual base salary for fiscal 1998 was $578,000, which represents an increase of $28,000 from fiscal 1997. The increased amount was not paid to Mr. Warehime as he is required to reimburse the Company $83,024 for excess compensation previously paid to him. Mr. Warehime also was paid a bonus of $162,000 (which represents both short and long term components of Mr. Warehime's bonus) pursuant to his employment agreement as a result of the achievement of certain levels of pre-tax income by the Company and increases in the Company's sales performance index and profitability index as compared to its peers.

     Policy  with  respect  to  Section  162(m) of the  Internal  Revenue  Code.
Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held Company, such as the Company, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. The Compensation Committee evaluates to what extent

Section 162(m) will apply to its compensation programs. In order to bring bonus payments to Mr. Warehime under his Employment Agreement in excess of $1,000,000 into compliance with Section 162(m), shareholders of the Class B Common Stock approved such bonus payments at a meeting held in August 1997.

                      Members of the Compensation Committee

              Clayton J. Rohrbach, Jr.            Arthur S. Schaier

Stock Performance Graph

     The following graph shows a comparison of the cumulative total return for the Company's Class A Common Stock, the NASDAQ Stock Market and the Hanover Composite Index (defined below), assuming an investment of $100 in each on May 20, 1994, the earliest date such information is available, and the reinvestment of all dividends.
The data points used for the performance graph are listed below.

     The following graph is required to be included in these proxy materials by SEC regulations; however, in reviewing these materials shareholders are advised that since the Company's Class A Common Stock is not actively traded, it can not be properly compared to companies whose securities are traded on an exchange or the NASDAQ Stock Market.

     The Hanover Composite Index reflects the performance of the following publicly traded companies in industries similar to that of the Company: Seneca Foods Corp., Stokely U.S.A., Inc., United Foods, Inc. and Dean Foods.



                                     [GRAPH]

Performance Graph Data Points      5/20/94   4/2/95   3/31/96    6/2/96    6/1/97   5/31/98
-----------------------------      -------  -------   -------   -------   -------   -------
Hanover Foods Corporation          $ 100.0  $100.93   $ 77.78   $ 62.04   $ 63.81   $ 95.26
-----------------------------      -------  -------   -------   -------   -------   -------
Hanover Composite Index              100.0   103.33     93.22     91.52    140.88    184.24
-----------------------------      -------  -------   -------   -------   -------   -------
NASDAQ                               100.0   112.45    149.30    171.12    193.44    244.95
-----------------------------      -------  -------   -------   -------   -------   -------

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1999 Annual Meeting of Shareholders must be submitted to the Company by April 13, 1999 to receive consideration for inclusion in the Company's Proxy Statement. Such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.


                           INDEPENDENT PUBLIC AUDITORS

     The Company's independent public auditors for fiscal 1998 was the firm of KPMG Peat Marwick LLP, Harrisburg, Pennsylvania. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he so desires.


                                  OTHER MATTERS

     The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the Meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

     This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for fiscal 1998.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

                    HANOVER FOODS CORPORATION
                    P.O. BOX 334
                    1486 YORK STREET
                    HANOVER, PENNSYLVANIA 17331
                    ATTENTION:  John A. Warehime, Chairman,
                                President and Chief Executive Officer


                                By Order of the Board of Directors



                                Gary T. Knisely
                                Executive Vice President, Secretary and Counsel

Hanover, Pennsylvania
August 10, 1998

                                      PROXY
                            HANOVER FOODS CORPORATION
               ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 10, 1998
   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HANOVER FOODS CORPORATION


The undersigned hereby constitutes and appoints GARY T. KNISLEY and JEFFREY A. WAREHIME, and each of them, as attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of Hanover Foods Corporation (the "Company") to be held on the 10th day of September, 1998, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.


PROPOSAL 1. FOR |_| the election of Cyril T. Noel as a Class A director of the Company to hold office for a term of four years and until his successor is duly elected and qualified.

To withhold authority to vote for Cyril T. Noel as a director, please check this box. |_|


PROPOSAL 2. To transact such other business as may properly come before the Annual Meeting.



                  (continued and to be signed on reverse side.)

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED THE PROXY AGENTS INTEND TO VOTE FOR THE ELECTION OF THE NOMINEE LISTED ABOVE.

     BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

     The undersigned hereby acknowledges receipt of the Company's 1998 Annual Report to Shareholders, Notice of the Company's 1998 Annual Meeting of Shareholders and the Proxy Statement relating thereto.


                         DATED                                             1998
                              ---------------------------------------------
                                        (Please date this Proxy)

                         ------------------------------------------------------


                         ------------------------------------------------------
                                              Signature(s)


                         Please sign your name exactly as it appears on the proxy indicating any official position or representative capacity. If shares are registered in more than one name, all owners must sign.



             PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                   EXHIBIT A

                      INFORMATION CONCERNING THE DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table sets forth the name and the present principal occupation or employment (except with respect to the directors whose principal occupation is set forth in the Proxy Statement), and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and executive officers of the Company who may assist in soliciting proxies from the Company's stockholders. Unless otherwise indicated below, the principal business address of each such person is 1486 York Street, P.O. Box 334, Hanover, PA 17331 and such person is an employee of the Company. Directors are indicated with an asterisk.

     NAME AND PRINCIPAL                 PRESENT OFFICE OR OTHER PRINCIPAL
      BUSINESS ADDRESS                       OCCUPATION OR EMPLOYMENT
--------------------------------- ----------------------------------------------

John A. Warehime*................ Chairman of the Board of the Company

Clayton J. Rohrbach, Jr.*........ Retired; Formerly Vice President of Marketing
The Barclay, Apt. 724             at CPC International
3546 South Ocean Boulevard
Palm Beach, FL 33480

Cyril T. Noel*................... Retired; Formerly Vice President of Finance
344 1/2 North Street
McSherrystown, PA 17344

T. Edward Lippy*................. Vice President at Lippy Brothers, Inc.
209 Lees Mill Road
Hampstead, MD 21074

Arthur S. Schaier*............... Owner/Vice President at Earnhardts' Gilbert
890 West San Marcos Drive         Dodge, Inc.
Chandler, AZ 85224

James G. Sturgill, CPA, CVA*..... Managing Partner at Sturgill & Associates
4833 Wentz Road
Manchester, MD 21102-1243

James A. Washburn*............... Chairman and CEO at Park 100 Foods
12643 Royce Court
Carmel, IN 46033

Gary T. Knisely, Esq............. Executive Vice President, Secretary and
                                  Counsel of the Company

Pietro D. Giraffa, Jr............ Vice President and Controller of the Company

Alan T. Young.................... Vice President of Purchasing & Transportation
                                  of the Company

Edward L. Boeckel, Jr............ Treasurer of the Company

                                    EXHIBIT B

              TRANSACTIONS IN THE SECURITIES OF THE COMPANY WITHIN
                THE PAST TWO YEARS AND CERTAIN OTHER TRANSACTIONS

     The following table sets forth information with respect to all purchases and sales of shares of Class A Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company by the Company and the directors and executive officers of the Company during the past two years.

                             # of Shares of    # of Shares of    # of Shares of     # of Shares of       # of Shares of
                                Class A           Class B           Series A          Series B             Series C
                             Common Stock -    Common Stock -   Preferred Stock -  Preferred Stock -    Preferred Stock -
          NAME               Purchased/Sold    Purchased/Sold    Purchased/Sold     Purchased/Sold       Purchased/Sold       Date
          ----               --------------    --------------    --------------     --------------       --------------       ----
John A. Warehime.............     - / -             1,567/-           - / -               - / -                - / -          8/9/96

Clayton J. Rohrbach, Jr .....     - / -              - / -            - / -               - / -                - / -           ____

Cyril T. Noel................     - / -              - / -            - / -               - / -                - / -           ____

T. Edward Lippy..............     - / -              - / -            - / -               - / -                - / -           ____

Arthur S. Schaier............     500/-              - / -            - / -               - / -                - / -          4/8/96

James G. Sturgill, CPA, CVA..     - / -              - / -            - / -               - / -                - / -           ____

James A. Washburn............     - / -              - / -            - / -               - / -                - / -           ____

Gary T. Knisely, Esq. .......     - / -              - / -            - / -               16/-                - / -           3/4/96

Pietro D. Giraffa, Jr........     -/300              - / -            - / -               - / -                - / -         1/12/96

Alan T. Young................     -/412              - / -            - / -               - / -                - / -          1/4/96

Edward L. Boeckel, Jr........     - / -              - / -            - / -               - / -                - / -           ____